SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 9, 1999




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)

ITEM 5.  OTHER EVENTS

A. On April 9, 1999, CPI Corp. issued the following press release:

    CPI CORP. CONFIRMS FOURTH QUARTER AND FY1998 RESULTS

    - Net earnings up 72.6%, mainly due to the effect of photofinishing segment sale.
    - Sales increase 6.2%, primarily from results in portrait studio segment.

    ST. LOUIS, MO, April 9, 1999 - CPI Corp. (NYSE-CPY) today reported sales of $389.5 million and net earnings of $21.9 million in the 52 weeks of fiscal 1998 compared with sales of $366.7 million and net earnings of $12.7 million in the 53 weeks of the prior year.

    Earnings in both years reflected non-recurring items related to the operation and sale of the photofinishing joint venture: recognition of $5.0 million income in 1998 from the non-compete agreement, compared to $1.8 million non-compete income and combined charges of $7.5 million in 1997. Diluted earnings per share were $2.15 in 1998 compared to $1.07 in the prior year, with 13.9% fewer weighted average common and common equivalent shares outstanding.

    Operating earnings in 1998 increased 3.8% to $45.3 million from $43.6 million, as the wall decor segment showed significant improvement, while portrait studio results were relatively flat.

    Revenues in the 12-week 1998 fourth quarter increased 1.1%
    to $121.2 million from $119.9 million in the 13-week 1997 quarter, while operating earnings increased 3.1% to $27.8 million from $27.0 million. Fourth quarter net earnings were $15.0 million in 1998 compared to $14.5 million in 1997, while diluted earnings per share were $1.48 compared to $1.26 in the 1997 fourth quarter.

    Commenting on Sears Portrait Studio results, Alyn V. Essman, chairman and chief executive officer said, "In view of the continuing highly competitive industry environment, we are pleased that sales increased 7.2% to $325.5 million from the $303.7 million recorded in the 53 weeks of 1997; on a comparable 52-week basis the increase was 8.6%. Operating earnings declined 0.7%, to $44.3 million from $44.6 million, due primarily to increased employment costs, plus expenses related to further system and product development."

    Turning to the wall decor segment, Essman said, "Although sales increased only 1.5%, to $64.0 million from $63.0 million, Prints Plus recorded operating earnings of $1.0 million compared to a loss of $1.0 million last year, partly due to the introduction of several successful new products, combined with lower cost of sales and careful expense control."

    Concluding, Essman said, "Looking forward, we are encouraged by year-to-year Portrait Studio sales increases, which are expected to be in high single-digits for the 1999 first quarter when adjusted for comparable Easter seasonality."

    The statements contained in this release which are not historical facts are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for the Portrait Studio and Wall Decor segments, are only predictions; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to, the Company's ongoing ability to develop and introduce attractive new products, the overall level of economic activity in the Company's major markets, the effectiveness of marketing activities of major competitors, manufacturing interruptions, dependence on certain suppliers, fluctuations in operating results, the attraction and retention of qualified personnel, Year 2000 compliance issues and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 7, 1998.

    CPI is a consumer services company currently operating approximately 1,200 retail locations, including 1,027
    Sears Portrait Studios in the U.S., Puerto Rico and Canada, and 152 Prints Plus wall decor locations.

CONDENSED STATEMENT OF EARNINGS - FOR THE 12 WEEKS ENDED
FEBRUARY 6, 1999 AND THE 13 WEEKS ENDED FEBRUARY 7, 1998
(in thousands of dollars except per share amounts - unaudited)
                                     02/06/99     02/07/98
                                    ----------   ----------
Net sales:
  Portrait studios                  $ 100,901    $  98,043
  Wall decor                           20,254       21,834
                                    ----------   ----------
   Total net sales                  $ 121,155    $ 119,877

Operating earnings:
  Portrait studios                  $  24,176    $  24,724
  Wall decor                            3,623        2,232
                                    ----------   ----------
   Total operating earnings            27,799       26,956
General corporate expense               5,863        5,537
                                    ----------   ----------
Income from operations                 21,936       21,419
Net interest expense                       94         (225)
Interest in joint venture loss              -            -
Gain (loss) on sale of interest
  in Photofinishing segment                 -            -
Other Income                            1,253        1,316
                                    ----------   ----------
Earnings from operations
  before income taxes                  23,095       22,960
Income tax expense                      8,083        8,495
                                    ----------   ----------
Net earnings                        $  15,012    $  14,465
                                    ==========   ==========
Earnings per common share:
  Diluted                           $    1.48    $    1.26

  Basic                             $    1.53    $    1.29

Weighted average number of common
  and common equivalent shares
  outstanding:
  Diluted                              10,120       11,448

  Basic                                 9,841       11,194

CONDENSED STATEMENT OF EARNINGS - FOR THE 52 WEEKS ENDED
FEBRUARY 6, 1999 AND THE 53 WEEKS ENDED FEBRUARY 7, 1998
(in thousands of dollars except per share amounts - unaudited)

                                     02/06/99     02/07/98
                                    ----------   ----------
Net sales:
  Portrait studios                  $ 325,547    $ 303,666
  Wall decor                           63,963       63,035
                                    ----------   ----------
   Total net sales                  $ 389,510    $ 366,701

Operating earnings:
  Portrait studios                  $  44,276    $  44,597
  Wall decor                            1,002         (964)
                                    ----------   ----------
   Total operating earnings            45,278       43,633
General corporate expense              15,918       15,435
                                    ----------   ----------
Income from operations                 29,360       28,198
Net interest expense                      918        2,001
Interest in joint venture loss              -       (3,304)
Gain (loss) on sale of interest
  in Photofinishing segment                 -       (4,189)
Other Income                            5,317        2,193
                                    ----------   ----------
Earnings from operations
  before income taxes                  33,759       20,897
Income tax expense                     11,815        8,184
                                    ----------   ----------
Net earnings                        $  21,944    $  12,713
                                    ==========   ==========
Earnings per common share:
  Diluted                           $    2.15    $    1.07

  Basic                             $    2.21    $    1.09

Weighted average number of common
  and common equivalent shares
  outstanding:
  Diluted                              10,217       11,871

  Basic                                 9,935       11,647

CONDENSED BALANCE SHEETS - FOR FEBRUARY 6, 1999 AND
FEBRUARY 7, 1998 (in thousands of dollars - unaudited)


                                     FEBRUARY 6,   FEBRUARY 7,
                                        1999          1998
                                     -----------   -----------
ASSETS

  Current assets:
   Cash and cash equivalents         $  76,000     $  15,292
   Other current assets                 37,671        79,113
  Net property and equipment           111,148       124,718
  Other assets                           9,874         9,638
                                     ----------    ----------
    Total assets                     $ 234,693     $ 228,761
                                     ==========    ==========



LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                $  35,776     $  47,442
  Long-term obligations                 59,559        59,482
  Other liabilities                     22,842        19,745
  Stockholders' equity                 116,516       102,092
                                     ----------    ----------
    Total liabilities and
      stockholders' equity           $ 234,693     $ 228,761
                                     ==========    ==========


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  April 14, 1999